Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No.1 to Registration Statement (No. 333-256281) on Form F-1 of our report dated March 22, 2021 (May 19, 2021, as to the convenience translation described in Note 2), relating to the financial statements of Zhangmen Education Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

May 28, 2021